EXHIBIT 99.1

NEWS For Immediate Release
Viad Corp 1850 N. Central Avenue Suite 1900 Phoenix, AZ 85004	Contact: Carrie J. Long Investor Relations (602) 207-2681 ir@viad.com

VIAD CORP ACQUIRES EVENT REGISTRATION

AND DATA SERVICES FIRM

Expands GES’ Live Event Services Offering with Acquisition of N200

PHOENIX, November 24, 2014 — Viad Corp (NYSE:VVI) today announced that it completed the acquisition of N200 Limited and affiliates (“N200”), a leading event registration and data intelligence firm with offices in the United Kingdom and the Netherlands. This acquisition is expected to be dilutive to Viad’s 2015 earnings, due to upfront integration costs, and accretive thereafter.

Paul B. Dykstra, Viad’s chairman, president and chief executive officer, said, “Our acquisition of N200 represents continued progress against our strategy to expand our Marketing & Events Group to become the preferred global full service provider to the live events market. Registration and data services are integral parts of an event and offer higher margins than our core contracting business. N200 has a best of breed system with robust and efficient data mining functionality that organizers and exhibitors can leverage to drive revenue and ROI. N200 is the clear market leader in the UK and the Netherlands and its software and services are used at over 600 events annually around the world. We look forward to offering yet another value-added service to our customers.”

N200 has more than 20 years of experience delivering registration and data services to the live events market. Its scalable, web-based registration and ticketing application, Visit, allows interaction among event organizers, attendees and exhibitors. The system is integrated with social media platforms, allowing attendees to easily register using online profiles, and it optimizes the data capture process to deliver campaign-ready data that enables targeted, personalized attendee promotions. The Visit platform includes lead management software called Visit Connect and a reporting and analytics section called Visit Intelligence. Visit Connect empowers exhibitors to manage lead-based sales and drive ROI from events; it enables setting targets, capturing and qualifying leads and managing prospects in real time with metric reporting to measure success. Visit Intelligence combines the data captured by Visit and Visit Connect in a dashboard that provides event organizers real-time intelligence to better understand and improve their events, positively affect levels of engagement, stimulate interaction and optimize attendee dwell time.

Steve Moster, president of Viad’s Marketing & Events Group, said, “We are committed to providing easier ways to address the complex challenges facing our customers. With the acquisition of N200, we will now bring our clients the ability to collect and use event data to inform their decision making, prove the value of their events to their customers and increase their return on marketing investment. We are very excited to welcome N200 to the GES Global Network.”

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About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Marketing & Events Group, visit the company's website at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

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